UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 6, 2005

STATE NATIONAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-51548	75-2641879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Mercantile Plaza Drive
Suite 300
Fort Worth, Texas 76137
(Address of principal executive offices) (Zip Code)

(817) 547-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.             OTHER EVENTS

On October 6, 2005, State National Bancshares, Inc. (the “Company”) completed its acquisition of Heritage Financial Corporation (“Heritage”) and its wholly owned subsidiary bank, Heritage National Bank, pursuant to a Merger Agreement, dated May 17, 2005, by and among the Company, Heritage and New Heritage Financial Corporation.  Pursuant to the Merger Agreement, the Company purchased all of the outstanding shares of capital stock of Heritage for approximately $53.5 million in cash.

The Company’s press release dated October 6, 2005, announcing the completion of the acquisition is attached hereto as Exhibit 99.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit 99               Press release dated October 6, 2005, issued by State National Bancshares, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE NATIONAL BANCSHARES, INC.

Date: October 7, 2005	By:	/s/ Don E. Cosby
Don E. Cosby, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press release dated October 6, 2005, issued by State National Bancshares, Inc.